UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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______________________________________
PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146
25-28 North Wall Quay, Dublin 1, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2015

To the Shareholders of Prothena Corporation plc:
NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the "Annual Meeting") of Prothena Corporation plc, an Irish public limited company (the "Company"), will be held on Thursday, May 21, 2015, at 8:00 a.m. local time, at The Shelbourne Hotel, 27 St. Stephen's Green, Dublin 2, Ireland, for the following purposes:

1.
By separate resolutions, to re-elect Shane M. Cooke and Lars G. Ekman as directors to hold office until no later than the annual general meeting of shareholders in 2018 or until their successors are elected;

2.	To ratify, in a non-binding vote, the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s Irish statutory accounts for the fiscal year ended December 31, 2014, including the reports of the directors and auditors thereon, will be presented at the Annual Meeting. There is no requirement under Irish law that our statutory accounts be approved by our shareholders, and no such approval will be sought at the Annual Meeting. For the purposes of our Memorandum and Articles of Association, Proposal Nos. 1 and 2 are deemed to be ordinary business. Only shareholders who owned our ordinary shares at the close of business on March 16, 2015 can vote at the Annual Meeting or any adjournment or postponement thereof. Each shareholder of record will be entitled to one vote per ordinary share on each matter submitted to a vote of the shareholders, as long as those shares are represented at the Annual Meeting, either in person or by proxy.
Our Board of Directors recommends that you vote FOR the re-election of Shane M. Cooke and Lars G. Ekman as directors, as described in Proposal No. 1, and FOR the ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm, as described in Proposal No. 2.
For our Annual Meeting, we have elected to use the internet as the primary means of providing our proxy materials to shareholders. Consequently, some shareholders may not receive paper copies of our proxy materials. We intend to send shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and for voting via the internet. The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free number, an e-mail address and a website where shareholders can request a paper or e-mail copy of our Proxy Statement and form of proxy card and our Annual Report on Form 10-K; information on how to access their proxy card; and information on how to attend the meeting and vote in person.
You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

By Order of the Board of Directors

Yvonne M. Sheehy
Company Secretary
Dublin, Ireland
April 2, 2015

PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146
25-28 North Wall Quay, Dublin 1, Ireland

PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2015

The Board of Directors of Prothena Corporation plc is soliciting your proxy to vote at the Annual General Meeting of Shareholders to be held on Thursday, May 21, 2015, at 8:00 a.m. local time, and any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be held at The Shelbourne Hotel, 27 St. Stephen's Green, Dublin 2, Ireland.
We have elected to use the internet as our primary means of providing our proxy materials to shareholders. Accordingly, on or about April 2, 2015, we are making this Proxy Statement and the accompanying form of proxy card, the accompanying Notice of Annual General Meeting of Shareholders and our Annual Report on Form 10-K for our fiscal year 2014 available on the internet and mailing a Notice of Internet Availability of Proxy Materials to shareholders of record as of March 16, 2015 (the "Record Date"). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders as of the Record Date will have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this Proxy Statement, together with the accompanying form of proxy card and Notice of Annual General Meeting of Shareholders, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.
The only voting securities of Prothena are ordinary shares, $0.01 par value per share (the "ordinary shares"). There were 27,402,660 ordinary shares issued and outstanding as of the Record Date. A quorum of shareholders is necessary to hold a valid meeting and requires that the shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote are present in person or represented by proxy at the Annual Meeting.
In this Proxy Statement, we refer to Prothena Corporation plc as the "Company," "Prothena," "our," "we" or "us" and the Board of Directors as the "Board." When we refer to Prothena’s fiscal year, we mean the twelve-month period ending December 31 of the stated year.

THE PROXY PROCESS AND SHAREHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 27,402,660 ordinary shares issued and outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our ordinary shares, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, who in turn hold through The Depository Trust Company ("DTC"), then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote FOR:

•	by separate resolutions, the re-election of Shane M. Cooke and Lars G. Ekman as directors to hold office until no later than our annual general meeting of shareholders in 2018; and

•	the ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting. We are not aware of any other matter that will be presented for consideration at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the Board intends that one of the individuals named in the accompanying form of proxy card will vote on such matter in accordance with his or her discretion.
How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.
For each proposal, you may vote "For" or "Against" or abstain from voting.
The procedures for voting are as follows:
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by proxy over the internet, follow the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials.

•	To vote by telephone if you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, who in turn hold through DTC, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Who counts the votes?
Broadridge Financial Solutions, Inc. ("Broadridge") has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, your executed proxy card is returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.
How are votes counted?
With respect to Proposal Nos. 1 and 2, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required for approval.
If your shares are held by a broker on your behalf (that is, in "street name"), and you do not instruct the broker as to how to vote these shares on Proposal No. 1, the broker may not exercise discretion to vote for or against that proposal. This would be a "broker non-vote" and these shares will not be counted as having been voted on that proposal. However, "broker non-votes" will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. With respect to Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.
If shareholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions and broker non-votes will not, however, be considered votes cast at the Annual Meeting. Because the approval of all of the proposals is based on the votes cast at the Annual Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals.
How many votes do I have?
On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), Irish law and our Memorandum and Articles of Association, we have elected to provide access to our proxy materials on the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the Annual Meeting.

How do I vote via internet or telephone?
You may vote by proxy on the internet by following the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote on the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. The internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 20, 2015. The giving of such a proxy by telephone or the internet will not affect your right to vote in person should you decide to attend the Annual Meeting.
The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted "For" the election of the two nominees for re-election as directors, and "For" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her discretion.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have not yet retained a proxy solicitation firm in connection with the Annual Meeting; however, we may engage one if we deem appropriate to assist in the solicitation of proxies, in which case we would pay customary fees and expenses of such proxy solicitation firm.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•
You may send a written notice that you are revoking your proxy to our Company Secretary at Prothena Corporation plc, 25-28 North Wall Quay, Dublin 1, Ireland. Your notice must be received no later than one hour before the date and time of the Annual Meeting, provided however that where such revocation is given in electronic form it must be received by the Company Secretary at least 24 hours before the commencement of the Annual Meeting.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are shareholder proposals due for next year's Annual Meeting?
In accordance with SEC rules, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shareholders may submit to us proposals on matters appropriate for shareholder action at meetings of our shareholders. In order to be considered for inclusion in next year's proxy materials, your proposal must comply with the requirements of Rule 14a-8 and other SEC rules and be submitted in writing by December 4, 2015, to our Company Secretary at Prothena Corporation plc, 25-28 North Wall Quay, Dublin 1, Ireland; provided that if the date of next year's annual general meeting of shareholders is greater than 30 days from May 21, 2016, the deadline is a reasonable time before we begin to print and send our proxy materials for next year's annual general meeting. You are also advised to review our Memorandum and Articles of Association, which contain additional requirements about advance notice of director nominations.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the ordinary shares issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 27,402,660 ordinary shares issued and outstanding and entitled to vote. Accordingly, 13,701,331 ordinary shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing with the SEC of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

What are the Irish statutory accounts?

Since we are an Irish company, we are required to prepare Irish statutory accounts, including the respective reports of the directors and the auditors thereon, under applicable Irish company law; to deliver those statutory accounts to our shareholders of record prior to the Annual Meeting; and to present those statutory accounts at the Annual Meeting. The Irish statutory accounts cover the results of operations and financial position of the Company for the year ended December 31, 2014, and are prepared in accordance with generally accepted accounting principles in the United States to the extent the use of such principles does not contravene any provision of the Irish Companies Acts, 1963-2013, or any regulation thereunder. There is no requirement under Irish law that our Irish statutory accounts be approved by our shareholders, and no such approval will be sought at the Annual Meeting. Our Irish statutory accounts are available on the Company's website at http://ir.prothena.com. We will mail without charge, upon written request, a copy of our Irish statutory accounts to beneficial owners of our shares. Such requests should be sent to our Company Secretary at Prothena Corporation plc, 25-28 North Wall Quay, Dublin 1, Ireland.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We currently have six directors serving on our Board. The Company's Memorandum and Articles of Association requires that at least one-third of the directors must stand for re-election at each annual general meeting, and that directors must stand for re-election no later than the third annual general meeting subsequent to their election or appointment to the Board. Generally, vacancies on the Board may be filled only by ordinary resolution of the Company's shareholders or the affirmative vote of a majority of the remaining directors. A director appointed by the Board to fill a vacancy shall serve until the subsequent annual general meeting and must stand for election at that time.
The Board is divided into the following groups:

•	Shane M. Cooke, whose current term will expire at the Annual Meeting;

•	Lars G. Ekman and Christopher S. Henney, whose current terms will expire no later than the annual general meeting of shareholders to be held in 2016; and

•	Richard T. Collier, Dale B. Schenk and Dennis J. Selkoe, whose current terms will expire no later than the annual general meeting of shareholders to be held in 2017.
Mr. Cooke and Dr. Ekman have been nominated by the Board to stand for re-election. Mr. Cooke is required to stand for re-election because his three-year term will expire at the Annual Meeting. The Board has nominated Dr. Ekman to stand for re-election, even though his three-year term will not expire until 2016, because the Company's Memorandum and Articles of Association require that at least two directors stand for election at each annual general meeting, and that the director longest in office since being appointed or last elected be nominated to complete such slate of directors.
If re-elected by the shareholders at the Annual Meeting, Mr. Cooke and Dr. Ekman will each hold office from the date of his election until no later than the third subsequent annual general meeting of shareholders (i.e., in 2018) or until his successor is elected and has been qualified, or until his earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the above-named nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares may be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve. Directors are elected if they receive an affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether a director has been elected.
Set forth below is certain biographical information for each nominee for director and each director whose term as a director will continue after the Annual Meeting. The following includes information regarding each director’s individual experience, qualifications, attributes or skills that led the Board to conclude that he should serve as a director, in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring No Later than the 2018 Annual Meeting of Shareholders
Shane M. Cooke is President of Alkermes plc (a biopharmaceutical company), a position he has held since 2011. Prior to that, he served as Head of Elan Drug Technologies and Executive Vice President of Elan Corporation, plc (from 2007 to 2011), where he also served as Chief Financial Officer (from 2001 to 2011) and as a director (from 2005 to 2011). Prior to joining Elan, he was Chief Executive of Pembroke Capital Limited, an aviation leasing company of which he was a founder. Mr. Cooke has also held a number of senior positions in finance in the banking and aviation industries. He is also a director of Endo International plc. Mr. Cooke earned his Bachelor of Commerce and Master of Accounting degrees from University College Dublin, Ireland, and is a chartered accountant. He has served as a director of Prothena since 2012. Age: 52
The Board concluded that Mr. Cooke should serve as a director given his significant operational, financial, commercial and management experience in the biotechnology industry, as well as his qualification as a chartered accountant. The Board also considered his Irish residency and experience as a director and an executive officer of other Irish companies traded on U.S. stock exchanges.
Lars G. Ekman, M.D., Ph.D., is Chairman of our Board of Directors, a position he has held since 2012. He is an executive partner at Sofinnova Ventures, Inc. (a venture capital firm), a position he has held since 2008. Dr. Ekman is also Executive Chairman of Sophiris Bio Inc. (a biopharmaceutical company), a position he has held since 2011 and where he also served as President from 2011 to 2012. From 2001 to 2007, Dr. Ekman was President of Research & Development at Elan Corporation, plc, where he also served as Executive Vice President and President, Global Research & Development (from 2001 to 2007) and as a director (from 2005 to 2012). From 1997 to 2001, Dr. Ekman was Executive Vice President, Research & Development, at Schwarz Pharma AG. Prior to that, he held various positions at Pharmacia Corporation. Dr. Ekman is a board-certified surgeon with a Ph.D. in experimental biology, and has held several clinical and academic positions in both the United States and Europe. He earned his Ph.D. and M.D. from the University of Gothenburg, Sweden. Dr. Ekman also is Chairman of the Board of Amarin Corporation plc, serves as a director of Ocera Therapeutics, Inc. and Spark Therapeutics, Inc., and served as a director of Intermune Inc. (from 2006 to 2014). He is also a director of privately-held Cebix Incorporated, which he co-founded and of which he was Chief Executive Officer from 2009 to 2012. Dr. Ekman has served as a director of Prothena since 2012. Age: 65
The Board concluded that Dr. Ekman should serve as a director given his significant scientific, operational and management experience gained as a research scientist and in managing research and development functions engaged in drug discovery with a number of companies in the pharmaceutical industry. The Board also considered his clinical background, his venture capital experience in the life science industry, and his experience serving on the boards of directors at a number of public and private companies in the pharmaceutical/biotechnology industry.
Director Continuing in Office Until No Later than the 2016 Annual Meeting of Shareholders
Christopher S. Henney, Ph.D., D.Sc., is Chairman of the Board of Oncothyreon, Inc. and of Anthera Pharmaceuticals, Inc. (both biotechnology companies). He is also Vice-Chairman of the Board of Cyclacel Pharmaceuticals, Inc. (a pharmaceutical company). From 1995 to 2004, Dr. Henney served as Chairman of the Board and Chief Executive Officer of Dendreon Corporation, a biotechnology company that he co-founded. Dr. Henney also co-founded and served as a director and in executive positions at both Immunex Corporation and ICOS Corporation. He was also a director of AVI BioPharma Inc. (from 2009 to 2010) and Mymetics Corporation in 2012. Dr. Henney earned his B.Sc. in medical biochemistry, his Ph.D. in experimental pathology and his D.Sc. for contributions to the field of immunology from the University of Birmingham, England. He has served as a director of Prothena since 2013. Age: 74
The Board concluded that Dr. Henney should serve as a director given his significant scientific, operational, commercial and management experience from founding and serving in executive positions with a number of biotechnology companies. The Board also considered his scientific background, and his experience serving on the boards of directors at a number of public and private companies in the pharmaceutical/biotechnology industry.
Directors Continuing in Office Until No Later than the 2017 Annual Meeting of Shareholders
Richard T. Collier is an Adjunct Professor of Law at the Temple University Beasley School of Law in Philadelphia, where he has taught Drug and Medical Device Law since 2004. From 2004 to 2010, Mr. Collier also served as Executive Vice President and General Counsel of Elan Corporation, plc (a pharmaceutical company). Prior to that, he served as Senior Vice President and General Counsel of Rhone-Poulenc Rorer Inc., Pharmacia & Upjohn Company, and Pharmacia Corporation (all pharmaceutical companies). Mr. Collier also practiced law at two leading Philadelphia-based law firms and served with the U.S. Federal Trade Commission in Washington, D.C. and the U.S. Department of Justice in Philadelphia. Mr. Collier earned both his B.A. and his J.D. (law degree) from Temple University. He has served as a director of Prothena since 2012. Age: 61
The Board concluded that Mr. Collier should serve as a director given his extensive legal and management experience as a senior executive with a number of global pharmaceutical companies. The Board also considered his extensive knowledge of and experience with laws and regulations applicable to the pharmaceutical industry.
Dale B. Schenk, Ph.D., is our President and Chief Executive Officer, a position he has held since 2012. Prior to that, from 2008 to 2012, Dr. Schenk was Executive Vice President and Chief Scientific Officer of Elan Corporation, plc (a pharmaceutical company), where he provided the leadership and scientific direction for Elan's research and development programs. From 1996 to 2008, Dr. Schenk held various other positions with Elan Corporation, plc. He was a founding scientist of Athena Neurosciences, Inc., which was acquired by Elan in 1996. Dr. Schenk has pioneered the immunotherapeutic approach for the treatment of amyloidosis, as exemplified for Alzheimer's disease. His work in this area, as well as in early detection, testing and other pathways to the disease, has led to the most advanced potential treatment approaches for Alzheimer’s disease. Dr. Schenk earned his B.A. and Ph.D. in Pharmacology and Physiology from the University of California, San Diego. He has served as a director of Prothena since 2012. Age: 57
The Board concluded that Dr. Schenk should serve as a director given his role as our President and Chief Executive Officer and his extensive scientific and operational knowledge of our business and its drug discovery and development programs, from his tenure with the Prothena business when it was a part of Elan as well as since its separation from Elan. The Board also considered his significant experience as a research scientist in immunotherapy for the treatment of diseases involving amyloid or cell adhesion, as well as his experience gained from serving in leadership roles in other biotechnology companies.
Dennis J. Selkoe, M.D., is the Vincent and Stella Coates Professor of Neurologic Diseases at Harvard Medical School and co-director of the Center for Neurologic Diseases at Brigham and Women’s Hospital in Boston, positions he has held since 2000 and 1985, respectively. He has served on the faculty at Harvard Medical School since 1978. Dr. Selkoe was the principal founding scientist and served as a director of Athena Neurosciences, Inc. until it was acquired by Elan Corporation, plc in 1996. He has received numerous honors, including the Mathilde Solowey Award in the Neurosciences (NIH), the Potamkin Prize (American Academy of Neurology), the A.H. Heineken Prize for Medicine (The Netherlands), the Pioneer Award and the Lifetime Achievement Award (Alzheimer's Association), the George C. Cotzias Lecture of the American Academy of Neurology and the Ulysses Medal of University College Dublin. Dr. Selkoe is a Fellow of the American Academy of Neurology and of the American Association for the Advancement of Science, a member of the Institute of Medicine of the National Academies and a director of the Foundation for Neurologic Diseases. He served as a director of Elan from 1996 to 2013. Dr. Selkoe earned his B.A. from Columbia University and his M.D. from the University of Virginia. He has served as a director of Prothena since 2013. Age: 71
The Board concluded that Dr. Selkoe should serve as a director given his significant experience as both a research scientist and a practicing clinician, and in particular his deep knowledge of and experience with neurological diseases. The Board also considered his lengthy experience as a director of a global public company in the pharmaceutical/biotechnology industry.
Independence of Directors
Nasdaq rules require that a majority of the members of a listed company's board of directors must qualify as “independent directors” as defined by Nasdaq rules and affirmatively determined by the board of directors.
Our Board has determined that, with the exception of Dr. Schenk, all members of our Board are "independent directors" as defined by Nasdaq rules. Dr. Schenk is not an independent director because as our President and Chief Executive Officer he is an employee of the Company.
Board Role in Risk Oversight
Our Board is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board fulfills this oversight role directly and through certain of its committees. In particular, our Board reviews strategic as well as operational risks as an element of its review of strategic and operational plans and programs. The Audit Committee of the Board periodically reviews the Company's major risk exposures and the steps management has undertaken to control them; oversees internal controls and other activities to manage financial risks; and periodically reviews the Company's policies, programs and systems intended to ensure compliance with applicable laws and ethical standards.
Board Leadership Structure
Our Chairman of the Board and our Chief Executive Officer are currently separate individuals. Dr. Ekman serves as Chairman of the Board, and Dr. Schenk serves as our President and Chief Executive Officer. In his role as Chairman, Dr. Ekman provides leadership to the Board; approves Board meeting schedules and agendas; presides over all Board meetings, including regular executive sessions of the independent directors; and serves as the primary liaison between the independent directors and our Chief Executive Officer and other members of management. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Board Committees
Our Board has the following standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of these Committee are described below. Members serve on these Committees until their resignation or until otherwise determined by our Board.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Lars G. Ekman (1)	—	X	—

Richard T. Collier	X	X	Chair
Shane M. Cooke (2)	Chair	—	—
Christopher S. Henney (3)	X	—	X
Dale B. Schenk	—	—	—
Dennis J. Selkoe	—	Chair	X

(1)	Dr. Ekman served as a member of the Audit Committee until October 2014, when he stepped down from that Committee upon appointment of Mr. Cooke to the Committee.

(2)	Mr. Cooke was appointed to the Audit Committee, and as chairman of that Committee, in October 2014.

(3)	Dr. Henney served as chairman of the Audit Committee until October 2014, when Mr. Cooke was appointed as chairman of the Committee.
Audit Committee
Our Audit Committee's primary purposes are to oversee our corporate accounting and financial reporting processes and the audits and reviews of our financial statements, and our legal and ethical compliance activities. Among other matters, the Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (the "auditor"); reviewing and confirming the auditor's independence; periodically reviewing the adequacy and effectiveness of the Company's internal control over financial reporting; reviewing with the management and the auditor the audited and reviewed financial statements to be included in the Company's annual and quarterly reports, respectively, filed with the SEC; reviewing the Company's major risk exposures and steps to control them; and reviewing the Company's policies, program and systems intended to ensure compliance with applicable laws and ethical standards.
The current members of our Audit Committee are Mr. Collier, Mr. Cooke and Dr. Henney. Mr. Cooke serves as the chairman of the Committee. Each member of the Committee is an "independent director" and meets the heightened independence requirements, and also meets the financial literacy requirements, under Nasdaq rules. Our Board has determined that Mr. Cooke and Dr. Henney are each an "audit committee financial expert" as defined under SEC rules and each has the requisite additional financial sophistication required under Nasdaq rules. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at http://ir.prothena.com.
Compensation Committee
Our Compensation Committee's primary purposes are to consider and approve all compensation of our executive officers other than our chief executive officer ("CEO"), and consider and recommend to the Board all compensation of our CEO; consider and recommend to the Board all director compensation; and administer or oversee our compensation plans (including equity compensation plans).
The current members of our Compensation Committee are Mr. Collier, Dr. Ekman and Dr. Selkoe. Dr. Selkoe serves as the chairman of the Committee. Each member of the Committee is an "independent director" and otherwise meets the independence requirements under Nasdaq rules, is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and is an “outside director” as defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. The Committee operates under a written charter, a copy of which is available on the Company's website at http://ir.prothena.com.
Our CEO makes recommendations to the Compensation Committee on compensation to executive officers other than himself. He also makes recommendations to the Board and the Compensation Committee on what should be the Company objectives that drive annual performance-based incentive compensation (cash bonuses). Following completion of the fiscal year, he provides his assessment of the Company's performance relative to those objectives, as well as executive officers' (other than himself) individual performance. Certain of our executive officers and other members of management provide data and other information to the Committee's compensation consultant (discussed below), as requested by that consultant. Our executive officers do not determine or recommend the amount or form of director compensation.
The Compensation Committee utilizes a compensation consultant to provide advice and recommendations to the Committee on the amounts and forms of executive and director compensation. The Committee is directly responsible for the appointment, compensation and oversight of its compensation consultants, and is responsible for assessing the independence of its compensation consultants after consideration of the independence factors prescribed by Nasdaq rules.
The Compensation Committee directly engaged Mercer to provide advice and recommendations on executive and director compensation for 2014. The Committee assessed Mercer's independence prior to that engagement.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee's primary purposes are to identify individuals qualified to become Board members, and recommend to the Board qualified individuals to be nominated for election or appointed to the Board; make recommendations to the Board regarding composition of the Board and its committees; develop and implement regular evaluations of the Board; develop and implement regular performance evaluations of our CEO; develop a succession plan for our CEO; and develop corporate governance guidelines applicable to the Company.
The current members of our Nominating and Corporate Governance Committee are Mr. Collier, Dr. Henney and Dr. Selkoe. Mr. Collier serves as the chairman of the Committee. Each member of the Committee is an "independent director" under Nasdaq rules. The Committee operates under a written charter, a copy of which is available on the Company’s website at http://ir.prothena.com.
In recommending candidates for election to the Board, the Nominating and Corporate Governance Committee may consider the independence and experience of nominees and the independence and experience requirements under Nasdaq and SEC rules. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience.
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. For a shareholder to make any nomination for election to the Board at an annual general meeting of shareholders, the shareholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company's registered office (Prothena Corporation plc, 25-28 North Wall Quay, Dublin 1, Ireland, Attention: Company Secretary) not less than 90 days and not more than 150 days prior to the one-year anniversary of the date the Company's proxy statement was first released in connection with the prior year's annual general meeting; provided, that if the date of the annual general meeting is more than 30 days from the one-year anniversary of the date of the prior year's annual general meeting, the shareholder's notice must be delivered, or mailed and received, not earlier than 150 days and no later than 90 days prior to the date of the annual general meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual general meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Memorandum and Articles of Association. As set forth in our Memorandum and Articles of Association, submissions must include the information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act and written consent from the proposed nominee to being named in the proxy statement as a nominee and to serving as a director of the Company. Our Memorandum and Articles of Association also specify further requirements as to the form and content of a shareholder's notice. We recommend that any shareholder wishing to make a nomination for director review a copy of our Memorandum and Articles of Association, which is is an exhibit to our Annual Report on Form 10-K filed with the SEC and is also available, without charge, from our Company Secretary, Prothena Corporation plc, 25-28 North Wall Quay, Dublin 1, Ireland.
Meetings of the Board and Committees, Meeting Attendance and Annual Meeting Attendance
During 2014, the Board met six times, the Audit Committee met nine times, the Compensation Committee met six times, and the Nominating and Corporate Governance Committee met four times.
During 2014, each director attended at least 75% of all meetings of the Board and committees of the Board of which the director was a member.
We encourage all of our directors and nominees for director to attend our annual general meetings of shareholders; however, attendance is not mandatory. All of our directors attended our annual general meeting of shareholders in 2014.

Director Compensation
Our non-employee directors, other than the Chairman of the Board, receive an annual retainer fee of $39,000, plus an additional $10,000 to recognize time and travel requirements to Ireland, where most of our Board and Committee meetings are held. Our Chairman of the Board receives an annual cash retainer of $54,000, plus an additional $10,000 to recognize time and travel requirements to Ireland. In addition, all non-employee directors who serve on or chair a Board committee receive the following annual committee fees:

Committee	Chair	Other Member
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	6,000	3,000
These fees are paid in quarterly installments.
Each of our non-employee directors, other than the Chairman of the Board, received a nonqualified stock option to acquire 50,000 ordinary shares upon initial appointment to the Board. Our Chairman of the Board received an option to acquire 125,000 ordinary shares upon his initial appointment to the Board. These options were awarded under our Amended and Restated 2012 Long Term Incentive Plan, have a per share exercise price equal to the closing market price of our ordinary shares on the date of grant, and vested in full on the first anniversary of the date of grant.
Our sole non-independent director, Dale B. Schenk (our President and Chief Executive Officer), does not receive any additional compensation for his service on our Board.
The following table sets forth information concerning the compensation paid to our non-employee directors during our fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
Lars G. Ekman	74,774	—	—		74,774
Richard T. Collier	67,500	—	—		67,500
Shane M. Cooke	52,452	—	—		52,452
Christopher S. Henney	65,274	—	—		65,274
Dennis J. Selkoe	62,000	—	40,000	(3)	102,000

(1)	Consists of retainer, committee chair and committee service fees, as described above.

(2)
No options or other equity awards were awarded during the fiscal year. At December 31, 2014, the total number of shares acquirable from outstanding option awards held by each non-employee director were as set forth in the following table. No other equity awards were held by our non-employee directors at December 31, 2014.

Name	Outstanding Option Awards (Shares)
Lars G. Ekman	125,000
Richard T. Collier	50,000
Shane M. Cooke	50,000
Christopher S. Henney	50,000
Dennis J. Selkoe	50,000

(3)
Consists of consulting fees paid and expenses reimbursed under a Consulting Agreement between Dr. Selkoe and the Company's wholly-owned subsidiary Prothena Biosciences Limited ("PBL") under which Dr. Selkoe provided consulting services relating to immunotherapy for neurodegenerative diseases and PBL's License, Development, and Commercialization Agreement with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc.

Shareholder Communications with the Board
Any shareholder who desires to communicate with the Board or any specified individual director, may do so by directing such correspondence to the attention of the Company Secretary, Prothena Corporation plc, 25-28 North Wall Quay, Dublin 1, Ireland. The Company Secretary will forward the communication to the Board members or individual director as appropriate.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF SHANE M. COOKE AND LARS G. EKMAN AS DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015

The Audit Committee is responsible for the appointment of our independent accounting firm. The Audit Committee has appointed KPMG LLP, a registered public accounting firm, as our independent accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2015, and our shareholders are being asked to ratify that appointment. Neither our Memorandum and Articles of Association nor Irish law require shareholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. The Audit Committee is nonetheless submitting the appointment of KPMG LLP to our shareholders for ratification, as a matter of good corporate practice. If our shareholders fail to ratify such appointment, the Audit Committee will reconsider whether or not to retain KPMG LLP, but may still determine to maintain its appointment of KPMG LLP for our fiscal year 2015. Even if the appointment of KPMG LLP is ratified by our shareholders, the Audit Committee may appoint a different independent registered public accounting firm at any time if the Committee determines that such a change would be in the best interests of the Company and its shareholders.
KPMG LLP has audited our financial statements since the year ended December 31, 2012. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Fees Paid to KPMG
The following table sets forth fees paid to KPMG LLP for services provided to the Company for its fiscal years ended December 31, 2014 and 2013.

	Year Ended December 31,
	2014	2013
Audit Fees(1)	$532,000	$507,000
Audit-Related Fees	—	—
Tax Fees(2)	70,616	43,311
All Other Fees	—	—
Total Fees	$602,616	$550,311

(1)
Consists of fees and out-of-pocket expenses related to the audits for our annual financial statements, reviews of our quarterly financial statements, audits of our Irish statutory accounts, and comfort letters and consents relating to registration statements.

(2)	Consists of fees and out-of-pocket expenses for tax consultation and compliance services.
Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee's pre-approval of all audit, non-audit and permissible non-audit services to be provided by the Company's independent registered public accounting firm. Under those policies and procedures, all such services must be pre-approved by the Committee (although certain services may be pre-approved by the Chairman of the Committee with Committee ratification at the next Committee meeting). Before pre-approving services, the Committee considers the estimated fees for those services and whether those services might impair KPMG LLP's independence. Pursuant to these policies and procedures, the Audit Committee pre-approved all services provided by KPMG LLP for our fiscal years 2014 and 2013.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our ordinary shares as of March 16, 2015 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;

•	each named executive officer in the Summary Compensation Table below;

•	each of our directors; and

•	all executive officers and directors as a group.
Unless otherwise indicated, the address of each beneficial owner named below is c/o Prothena Corporation plc, 25-28 North Wall Quay, Dublin 1, Ireland.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Shares	Shares Acquirable Within 60 Days(2)	Total Shares Deemed Beneficially Owned	Percent of Outstanding Shares(3)
5% Shareholders:

FMR LLC(4) 245 Summer Street Boston, MA 02210	4,107,618	—	4,107,618	15.0%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	3,436,496	—	3,436,496	12.5
Woodford Investment Management LLP(6) 9400 Garsington Road, Oxford OX4 United Kingdom	3,137,363	—	3,137,363	11.4
Wellington Management Group LLP(7) 280 Congress Street Boston, MA 02210	2,509,042	—	2,509,042	9.2
BlackRock, Inc.(8) 55 East 52nd Street New York, NY 10022	1,674,416	—	1,674,416	6.1
Vanguard Specialized Funds-Vanguard Health Care Fund(9)100 Vanguard Boulevard Malvert, PA 19355	1,662,794	—	1,662,794	6.1

Directors and Named Executive Officers:
Lars G. Ekman, M.D., Ph.D.	243	125,000	125,243	*
Dale B. Schenk, Ph.D.(10)	8,211	285,937	294,148	1.1%
Richard T. Collier	1,219	50,000	51,219	*
Shane M. Cooke	—	50,000	50,000	*
Christopher S. Henney, Ph.D., D.Sc.	—	50,000	50,000	*
Dennis J. Selkoe, M.D.(11)	4,208	46,875	51,083	*
A. W. Homan(12)	2,000	25,000	27,000	*
Gene G. Kinney, Ph.D.	2,793	126,562	129,355	*
Martin Koller, M.D.	—	85,416	85,416	*
Tran B. Nguyen	2,200	107,812	110,012	*

All 12 directors and executive officers as a group	22,874	1,034,289	1,057,163	3.9%

*	Represents beneficial ownership of less than one percent of the Company's issued and outstanding ordinary shares.

(1)
Represents ordinary shares. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
For purposes of this table, a person is deemed to have beneficial ownership of our ordinary shares which such person has the right to acquire on or within 60 days after March 16, 2015. These shares may be acquired by exercise of nonqualified stock options granted under our Amended and Restated 2012 Long Term Incentive Plan.

(3)
The percentage of outstanding shares is based on the 27,402,660 ordinary shares issued and outstanding on March 16, 2015. However, for purposes of computing the percentage of outstanding ordinary shares beneficially owned by each person or group of persons, any shares which such person or group of persons has a right to acquire on or within 60 days after March 16, 2015 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person.

(4)
As of December 31, 2014, based on a Schedule 13G/A it filed with the SEC on February 13, 2015, FMR LLC and entities associated with reported having sole voting power with respect to 385,900 of such shares and sole dispositive power with respect to all of such shares.

(5)
As of December 31, 2014, based on a Schedule 13G/A it filed with the SEC on February 10, 2015, T. Rowe Price Associates, Inc. and entities associated with it reported having sole voting power with respect to 2,159,871 of such shares and sole dispositive power with respect to all such shares.

(6)
As of December 31, 2014, based on a Schedule 13G/A it filed with the SEC on February 26, 2015, Woodford Investment Management LLP reported having shared voting and dispositive power with respect to all of such shares.

(7)
As of December 31, 2014, based on a Schedule 13G/A it filed with the SEC on February 12, 2015, Wellington Management Group LLP and entities associated with it reported having shared voting power with respect to 815,903 of such shares and shared dispositive power with respect to all of such shares.

(8)
As of December 31, 2014, based on a Schedule 13G it filed with the SEC on February 2, 2015, Blackrock, Inc. and entities associated with it reported having sole voting power with respect to 1,607,536 of such shares and sole dispositive power with respect to all of such shares.

(9)
As of December 31, 2014, based on a Schedule 13G it filed with the SEC on February 6, 2015, Vanguard Specialized Funds-Vanguard Health Care Fund reported having sole voting with respect to all of such shares.

(10)	Includes 8,211 ordinary shares held in a trust of which Dr. Schenk and his spouse are co-trustees.

(11)	Includes 2,845 ordinary shares held by Dr. Selkoe and 1,363 ordinary shares held by Dr. Selkoe's spouse.

(12)	Includes 2,000 ordinary shares held in a trust of which Mr. Homan and his spouse are co-trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during our fiscal year ended December 31, 2014.

EXECUTIVE COMPENSATION

We are an "emerging growth company" under the Jumpstart our Business Startups Act of 2012 (the "JOBS Act"). As such, we are subject to more limited executive compensation disclosure requirements as a "small reporting company" under SEC rules, and we are not required to comply with certain executive compensation provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (such as seeking advisory shareholder votes on executive compensation). We have elected to comply with these scaled disclosure requirements, except as follows:
As a "small reporting company" under SEC rules, we are only required to provide compensation information for our principal executive officer and our next two most highly compensated executive officers based on total compensation for fiscal year 2014. Our principal executive officer is Dale B. Schenk (our President and Chief Executive Officer); and, due to certain unusual compensation paid in 2014, our next two most highly compensated executive officers were A. W. Homan (our Chief Legal Officer) and Martin Koller (our Chief Medical Officer). Because compensation information is required for Mr. Homan and Dr. Koller due to unusual compensation in 2014, we are voluntarily also providing compensation information on our principal financial officer (Tran B. Nguyen, our Chief Financial Officer) and the next most highly compensated executive officer (Gene G. Kinney, our Chief Scientific Officer and Head of Research and Development).
The following table provides certain information on compensation earned by or awarded to the named executive officers of the Company during our fiscal years 2014 and 2013.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
		($)	($)		($)	($)	($)	($)
Dale B. Schenk, Ph.D.	2014	491,667	—		2,226,903	295,000	11,700	3,025,270
President and Chief Executive Officer	2013	462,115	—		1,954,890	351,000	12,750	2,780,755

Tran B. Nguyen	2014	338,333	—		954,387	140,408	13,971	1,447,099
Chief Financial Officer	2013	253,846	25,000		865,134	171,600	219,985	1,535,565

A. W. Homan(5)	2014	217,917	—		1,603,790	84,988	9,899	1,916,594
Chief Legal Officer	2013	—	—		—	—	—	—

Gene G. Kinney, Ph.D.	2014	348,333	50,000	(1)	954,387	148,042	11,700	1,512,462
Chief Scientific Officer and Head of Research and Development	2013	349,154	—		857,620	176,800	12,750	1,396,324

Martin Koller, M.D.	2014	348,500	—		1,519,454	141,142	11,700	2,020,796
Chief Medical Officer	2013	230,154	—		600,788	119,680	6,982	957,604

(1)	Consists of a discretionary bonus paid to Dr. Kinney in recognition of his extraordinary performance during fiscal year 2014.

(2)
Consists of nonqualified stock (share) options awarded under our Amended and Restated 2012 Long Term Incentive Plan (the "LTIP"). These amounts do not reflect compensation actually received. Rather, these amounts represent the grant date fair value of the options awarded, calculated in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718. For a discussion of the assumptions made in calculating the values reflected, see Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The option exercise price per share for each of these option awards is the closing market price of our ordinary shares on the date of grant. For details on the vesting of these option awards, see footnotes (4), (6) and (8) to the table below Outstanding Equity Awards at Fiscal-Year End. All of these option awards are subject to certain rights to acceleration of vesting upon certain qualifying terminations of employment and terminations of employment following a change in control, as further described below under the heading Potential Payments and Benefits Upon Termination of Employment.

(3)
Consists of cash bonuses paid under our Incentive Compensation Plan for the fiscal year performance periods indicated (these bonuses were paid in the subsequent year, but are reported for the fiscal year for which they were earned). In the case of Mr. Homan, the amount is pro-rated based on his commencement of employment and participation in the Plan during 2014. For more information, see the narrative discussion below under the heading Narrative Disclosure on Executive Officer Compensation for 2014 — Annual Performance-Based Bonuses.

(4)
Except for Mr. Nguyen, consists only of Company-matching contributions to the named executive officer's account under the Company's tax-qualified 401(k) defined contribution plan. In the case of Mr. Nguyen, the amount shown for 2014 also includes $1,500 in relocation reimbursements and expenses and a $771 tax reimbursement ("gross-up") relating to those relocation reimbursements and expenses.

(5)	Mr. Homan commenced employment with us as our Chief Legal Officer on April 30, 2014.

The following table shows all outstanding equity awards held by our named executive officers as of December 31, 2014, the last day of our fiscal year 2014.

Outstanding Equity Awards at Fiscal Year-End
Fiscal Year 2014

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($/Sh)(2)	Option Expiration Date
Name	Exercisable	Unexercisable

Dale B. Schenk	215,625	234,375	(3)	6.03	1/29/2023
	—	105,000	(4)	29.81	2/4/2024

Tran B. Nguyen	78,750	101,250	(5)	6.73	4/1/2023
	—	45,000	(4)	29.81	2/4/2024

A. W. Homan	0	100,000	(6)	22.14	5/1/2024

Gene G. Kinney	95,833	104,167	(7)	6.41	1/29/2023
	0	45,000	(4)	29.81	2/4/2024

Martin Koller	54,687	70,313	(5)	6.73	4/1/2023
	0	40,000	(4)	29.81	2/4/2024
	0	25,000	(8)	37.02	4/1/2024

(1)
All of these option awards were granted under our LTIP, and are subject to certain rights to acceleration of vesting upon certain qualifying terminations of employment and terminations of employment following a change in control, as further described below under the heading Potential Payments and Benefits upon Termination of Employment.

(2)	Except as noted below, the option exercise price per share for each of these option awards is the closing market price of our ordinary shares on the date of grant.

(3)
This option award has a four-year vesting schedule from a vesting commencement date of January 29, 2013, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter. The option exercise price per share for this option award is the fair market value of an ordinary share, calculated using the average closing market price of our ordinary shares commencing on January 17, 2013 and ending on the grant date of January 29, 2013 (which is the month following the separation and distribution from Elan).

(4)
These option awards have a four-year vesting schedule from a vesting commencement date of February 4, 2014, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter.

(5)
These option awards were made to Mr. Nguyen and Dr. Koller in connection with the commencement of their employment and appointments as our Chief Financial Officer and Chief Medical Officer, respectively. These option awards have a four-year vesting schedule from a vesting commencement date of March 25, 2013, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter.

(6)
This option award was made to Mr. Homan in connection with the commencement of his employment and appointment as our Chief Legal Officer. This option award has a four-year vesting schedule from a vesting commencement date of April 30, 2014, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter.

(7)
This option award has a four-year vesting schedule from a vesting commencement date of January 29, 2013, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter. The option exercise price per share for this option award is the fair market value of an ordinary share, calculated using the average closing market price of our ordinary shares during the 25 consecutive trading days commencing on December 21, 2012 (the date after the separation and distribution from Elan) and ending on the grant date of January 29, 2013.

(8)
This option award was made to Dr. Koller in connection with the change of his employment status from part-time to full-time. This option award has a four-year vesting schedule from a vesting commencement date of February 4, 2014, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter.

Narrative Disclosure on Executive Officer Compensation for 2014
As noted above, we are an "emerging growth company" under the JOBS Act, and are thus not required to provide a Compensation Discussion and Analysis as required by SEC rules for other companies. The disclosures below are intended to meet and supplement our SEC-required disclosures and are not intended to constitute a Compensation Discussion and Analysis.
Objectives of Our Executive Compensation Programs
The principal objectives of our executive compensation programs are to:

•	attract and retain individuals of superior ability, experience and managerial talent enabling us to be an employer of choice in the highly-competitive and dynamic biotechnology industry;

•	ensure that incentive compensation is closely aligned with our corporate strategies, business and financial objectives, operational needs, and the long-term interests of our shareholders;

•	motivate executives whose knowledge, skills and performance ensure our continued success;

•	ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking;

•	ensure that total compensation is fair, reasonable and competitive relative to both internal and external comparison points; and

•	reward executives when shareholder value increases, when important strategic and operational objectives are achieved and individual performance objectives and expectations are met.
The compensation components described below fulfill one or more of these principal objectives.

How Our Executive Compensation is Determined
The Compensation Committee of our Board (the "Committee") makes all decisions on compensation to our named executive officers, with the exception of compensation to our Chief Executive Officer (our "CEO"). In the case of our CEO, the Committee recommends to the Board what should be his compensation, and the Board makes all decisions on his compensation.
The Committee annually retains an executive compensation consultant to advise and make recommendations to the Committee on the amounts and forms of executive compensation. The compensation consultant so engaged to assist the Committee on executive compensation for 2014 was Mercer, whose independence was assessed by the Committee prior that engagement.
For more information on how the Committee makes compensation decisions, see the information above under the heading Board Committees — Compensation Committee.
Components of Our Executive Compensation Programs
The individual components of our executive compensation programs for 2014 consisted primarily of (1) base salaries, (2) annual performance-based cash bonuses, and (3) long-term equity incentives through stock options. In addition, the Company provides for certain payments and benefits in the event of certain terminations of employment.
Our executive compensation programs are designed to be flexible and complementary and to collectively serve all of the compensation objectives described above. The Committee did not have any specific policies for allocating compensation between short- and long-term compensation or cash and non-cash compensation, although its philosophy is to tie a greater percentage of total compensation to shareholder returns through the use of long-term equity incentives.
The Committee determined the appropriate level for each compensation component based in part, but not exclusively, on its understanding of comparative compensation data for the industry and geography in which we compete for talent, the skills and experience of our named executive officers, our overall performance, internal equity and consistency between executive officer with similar levels of responsibility, and other considerations it deemed relevant.
Each of the individual components of our named executive officers’ compensation is discussed in more detail below.
Base Salaries
Base salaries are considered an important element of compensation necessary to retain our named executive officers in a competitive market. To accomplish this objective, the Committee reviewed and set (or, in the case of the CEO, recommended) base salaries paid in 2014 based on comparative market data provided by the Committee's compensation consultant, as well as consideration of each named executive officer's position, responsibilities, experience and performance.
Annual Performance-Based Bonuses
Annual performance-based bonuses are intended primarily to motivate our named executive officers to achieve pre-determined annual operational and financial objectives set by the Committee and our Board to promote achievement of our business strategies and increase shareholder value. Whether a named executive officer receives an annual bonus, and if so the amount of that bonus, depends on how well the Company performs relative to those pre-determined objectives. The Committee believes that use of Company objectives is appropriate to ensure all of the named executive officers are working together toward the same goals.
For 2014, our annual performance-based bonuses (which were made under our Incentive Compensation Plan) were payable in cash. In determining the amount of the targeted annual cash bonus for each named executive officer, the Committee considered for each executive officer the comparative data provided by the Committee's compensation consultant, as well as the relative position, responsibilities and experience of each named executive officer.
Targeted annual cash bonuses are expressed as a percentage of annual base salary. For fiscal year 2014, the CEO's targeted cash bonus was 60% of his base salary earned in 2014, and the other named executive officers' targeted cash bonuses were 40% of their respective base salaries earned in 2014. The maximum cash bonus that could have been earned by the CEO was 90% of his base salary, and the maximum cash bonus that could have been earned by the other named executive officers was 60% of their respective base salaries (i.e., 150% of their respective targeted bonuses).
Actual annual cash bonuses earned by each named executive officer for 2014 depended on (1) the Company's performance relative to pre-determined objectives (weighted 100% for the CEO and 75% for the other named executive officers), and (2) in the case of the named executive officers other than the CEO, the executive officer's individual performance (based on achievement of individual objectives, relative to the pre-determined Company objectives and/or more generally) as determined by the Committee based on input from the CEO (weighted 25%).
For fiscal year 2014, the Committee (and the Board, with respect to the CEO) established pre-determined Company objectives that it considered critical to the near- and long-term success of the Company. The Company does not disclose certain specific objectives as they contain competitively sensitive information. However, the objectives were generally as follows, with the weighting shown:

•	Research and Development: Progress research and development portfolio to achieve specific primary milestones (65%);

•	Financial: Meet cash burn guidance range of $7-12 million, and achieve certain goals relating to shareholders (20%);

•	Business Development: Meet a specified objective with respect to a third-party collaboration (10%); and

•	Human Resources: Attract and retain talent required to achieve our goals (5%).
The Committee and Board considered most of these objectives moderately difficult to achieve, and some as "stretch" objectives that would be more difficult to achieve.
The Committee determined that the Company met the Research and Development objectives; exceeded the Financial objectives; did not meet the Business Development objective; and met the Human Resources objectives. On that basis, the Committee determined that overall Company performance relative to the pre-determined Company objectives was 100%. Based on the CEO's assessment and report to the Committee on each other named executive officer's individual performance (based on achievement of individual objectives, relative to the pre-determined Company objectives and/or more generally), the Committee approved annual cash bonuses to the named executive officers (other than the CEO) ranging from 94% to 106% of their targeted annual performance-based bonuses. The Committee recommended to the Board that the CEO's annual cash bonus be 100% of his targeted annual performance-based bonus, which the Board approved.
The Committee retains discretion to award cash bonuses outside of our Incentive Compensation Plan. In 2014, the Committee determined to pay to Dr. Kinney such a discretionary bonus in recognition of his extraordinary performance during fiscal year 2014, including in connection with the Company's initiation of a Phase 3 global registrational clinical trial of its lead development program.
Long-Term Equity Incentives
Long-term equity incentives are intended primarily to motivate our named executive officers to increase shareholder value, but also to retain those executive officers. The Committee believes that long-term equity incentive compensation also encourages our executive officers to identify, pursue and invest in appropriate long-term strategies for increasing shareholder value.
For 2014, the Committee used nonqualified stock options (awarded under our LTIP) as the long-term equity incentive for our named executive officers. Options link executive officer compensation directly to increases in the price of our ordinary shares, which reflects increased shareholder value. All options awarded to our named executive officers were granted with an exercise price equal to the closing market price of our ordinary shares on the date of grant, and generally require continued employment for four years in order to vest fully. Options therefore compensate a named executive officer only if our share price increases after the date of grant and the executive officer remains employed for the period required for the option to become fully exercisable. The Committee thus considers options a particularly effective incentive and retention tool because it motivates our executive officers to increase shareholder value and remain with the Company.
We are sensitive to the dilutive impact of options. Therefore, in determining the number of options to grant to the named executive officers, the Committee considered various share dilution analyses, assessed share usage and equity compensation practices of peer group companies identified by the Committee's compensation consultant, and considered other forms of equity-based incentive compensation.
The Committee determined the size of each named executive officer’s option award after considering comparative market data provided by the Committee's compensation consultant, as well as the executive officer's position, experience, responsibilities and performance.

Potential Payments and Benefits upon Termination of Employment
Dale B. Schenk
Dr. Schenk, our CEO, is party to an Employment Agreement, dated January 22, 2013, with Prothena Biosciences Inc ("PBI"), a wholly-owned subsidiary of the Company and Dr. Schenk's employer. That Employment Agreement was approved by our Board. The Employment Agreement provides for certain compensation to be paid and benefits to be provided to Dr. Schenk (or his estate) in the event of certain involuntary terminations of his employment. Certain provisions of that Employment Agreement were amended by the Prothena Biosciences Inc Amended and Restated Severance Plan (described below), which was approved by the Compensation Committee. The material terms of the Employment Agreement (as so amended by the Severance Plan), as they relate to compensation to be paid and benefits to be provided to Dr. Schenk in the event of certain involuntary terminations of his employment, are as follows:
General Severance Payments: Upon a termination of Dr. Schenk's employment for any reason, Dr. Schenk (or his estate) will be entitled to receive (a) any portion of his annual base salary and targeted annual performance-based bonus that is earned but not paid through the date of termination, (b) any unreimbursed business expenses, (c) any accrued but unused vacation and/or floating holidays, and (d) any amount arising from Dr. Schenk’s participation in, or benefits under, any employee benefit plans, programs or arrangements.
Severance Payments and Benefits Not in Connection with a Change in Control: In the event of Dr. Schenk's termination of employment by PBI without Cause (defined below), by Dr. Schenk for Good Reason (defined below) or because of Dr. Schenk's death or Disability (as defined in the Employment Agreement), in each case that occurs outside of the 24 month period commencing on the consummation of a Change in Control (defined below), in addition to the general severance payments described above, the Company will (a) pay in a lump sum cash payment an amount equal to 150% of Dr. Schenk's annual base salary as of the date of termination; (b) pay 100% of the annual target bonus in a lump sum cash payment; (c) accelerate each outstanding equity award held by Dr. Schenk with respect to that number of shares that would have vested had Dr. Schenk continued employment for the 18 month period immediately following the date of termination and extension of post-termination exercise period to 18 months from the date of termination; (d) if Dr. Schenk elects to receive continued healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Schenk and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 18 month anniversary of the date of termination, (2) the date that he and/or his covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date that he becomes eligible to receive healthcare coverage from a subsequent employer; and (e) if Dr. Schenk commences a career transition assistance program sponsored or arranged for by PBI within 60 days following the date of termination, pay for such program for a period of 12 months.
Severance Payments and Benefits in Connection with a Change in Control: In the event of Dr. Schenk's termination of employment by PBI without Cause, by Dr. Schenk for Good Reason or because of Dr. Schenk's death or Disability, in each case that occurs within the 24 month period commencing on the consummation of a Change in Control, in addition to the general severance payments described above, the Company will (a) pay in a lump sum cash payment an amount equal to 250% of Dr. Schenk's annual base salary as of the date of termination; (b) pay 250% of the annual target bonus in a lump sum cash payment; (c) accelerate each outstanding equity award held by Dr. Schenk with respect to 100% of the then unvested shares subject to each such equity award; (d) if Dr. Schenk elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Schenk and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 18 month anniversary of the date of termination or (2) the date that he, his covered dependents, if any, and his spouse or domestic partner, if any, become eligible for healthcare coverage under another employer’s plan(s); and (e) if Dr. Schenk commences a career transition assistance program sponsored or arranged for by PBI within 60 days following the date of termination, pay for such program for a period of 12 months.
"Change in Control" is defined in the Employment Agreement as (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets; (c) individuals who as of the date the Board first consists of at least seven members constitute the Board (the "Original Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date the Board first consists of at least seven members shall be considered an Original Director if the individual's election or nomination for election to the Board was approved by a vote of at least a majority of the Original Directors; but, provided further that any such individual whose initial assumption of office is in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation will not be considered an Original Director; (d) a transaction as a result of which any person or company obtains the ownership directly or indirectly of the shares in the Company carrying more than 50% of the total voting power represented by the Company's issued share capital in pursuance of a compromise or arrangement sanctioned by the court under Section 201 of the Irish Companies Act 1963, as amended, or becomes bound or entitled to acquire ordinary shares in the Company under Section 204 of the Irish Companies Act 1963, as amended; (e) any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing at least 50% of the total voting power represented by the Company's then outstanding voting securities (e.g., issued shares); or (f) certain similar transactions taking place with respect to PBI, as set forth more fully in the Employment Agreement.
"Cause" is defined in the Employment Agreement as (a) the willful and continued failure by Dr. Schenk to substantially perform his duties with the Company (other than as a result of physical or mental disability) after a written demand for substantial performance is delivered to Dr. Schenk by the Board, which demand specifically identifies the manner in which the Board believes that Dr. Schenk has not substantially performed his duties and that has not been cured within 30 days following receipt by him of the written demand; (b) commission by Dr. Schenk of a felony (other than a traffic-related offense) that in the written determination of the Board is likely to cause or has caused material injury to our business; (c) documented intentional misrepresentation or omission of material fact with respect to a significant matter relating to our business; or (d) material breach of any agreement by and between Dr. Schenk and PBI, which material breach has not been cured within 30 days following receipt by Dr. Schenk of written notice from the Board identifying such material breach.
"Good Reason" is defined in the Employment Agreement as (a) a material diminution in Dr. Schenk's base compensation; (b) a material diminution in his authority, duties or responsibilities; (c) a change in the geographic location at which he must perform his services that increases his one-way commute by more than 30 miles; or (d) a material breach of the Employment Agreement by PBI. Notwithstanding the foregoing, Dr. Schenk will not have "Good Reason" unless the condition giving rise to his resignation continues more than 30 days following his written notice of the condition provided to PBI within 90 days of the first occurrence of such condition and his resignation is effective within 180 days following the first occurrence of such condition.
Other Named Executive Officers
The named executive officers are eligible to participate in the Prothena Biosciences Inc Amended and Restated Severance Plan (the "Severance Plan"). The Severance Plan provides for certain compensation to be paid and benefits to be provided to them (and other eligible participants in that Plan) in the event of certain involuntary terminations of employment. In the case of Dr. Schenk, the Severance Plan does not provide for any additional compensation or benefits in connection with an involuntary termination of his employment, other than what is summarized above under his Employment Agreement.
In addition, options awarded to our named executive officers under our LTIP are subject to terms providing for accelerated vesting and extensions of time to exercise in the event of certain involuntary terminations of employment. In the case of Dr. Schenk, those terms are generally consistent with what is summarized above under his Employment Agreement.
The Severance Plan and option award agreements provide for the following compensation and benefits in the event of certain involuntary terminations of employment:
Severance Payments and Benefits Not in Connection with a Change in Control: Under the Severance Plan, in the event of a named executive officer's termination of employment by PBI on account of a Triggering Event (defined below) that occurs outside of the 24 month period commencing on the consummation of a Change in Control (defined below), the Company will (a) pay in a lump sum cash payment an amount equal to 100% of the named executive officer's annual base salary as of the date of termination; (b) pay 100% of the annual target bonus in a lump sum cash payment; (c) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him for, the portion of the COBRA premiums for the named executive officer and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 12 month anniversary of the date of termination, (2) the date that he and/or his covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date he becomes eligible to receive healthcare coverage from a subsequent employer; and (d) if the named executive officer commences a career transition assistance program sponsored or arranged for by PBI within 60 days following the date of termination, pay for such program for a period of 12 months.
Under the option award agreements, in the event of a named executive officer's termination of employment by PBI without Cause (defined below) or by the executive officer for Good Reason (defined below), in each case that occurs outside of the 24 month period commencing on the consummation of a Change in Control (defined below), the Company will (a)

accelerate each outstanding option award held by the named executive officer with respect to that number of shares that would have vested had he continued employment for the 12 month period immediately following the date of termination, and (b) extend the post-termination exercise period to 12 months from the date of termination (or earlier normal expiration of the option).
In the event of a named executive officer's termination of employment because of the executive officer's death or Total Permanent Disability (as defined in the agreement), the Company will (a) accelerate each outstanding option award held by the named executive officer with respect to 100% of the then unvested shares subject to each such option award; and (b) extend the post-termination exercise period to 12 months from the date of termination (or earlier normal expiration of the option).
Severance Payments and Benefits in Connection with a Change in Control: In the event of a named executive officer's termination of employment by PBI in connection with a Triggering Event that occurs within the 24 month period commencing on the consummation of a Change in Control, the Company will (a) pay in a lump sum cash payment an amount equal to 150% of the named executive officer's annual base salary as of the date of termination; (b) pay 150% of the annual target bonus in a lump sum cash payment; (c) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him for, the portion of the COBRA premiums for the named executive officer and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 12 month anniversary of the date of termination or (2) the date that he, his covered dependents, if any, and his spouse or domestic partner, if any, become eligible for healthcare coverage under another employer's plan(s); and (d) if the named executive officer commences a career transition assistance program sponsored or arranged for by PBI within 60 days following the date of termination, pay for such program for a period of 12 months.
Under the option award agreements, in the event of a named executive officer's termination of employment by PBI without Cause or by the executive officer for Good Reason, in each case that occurs within the 24 month period commencing on the consummation of a Change in Control, the Company will (a) accelerate each outstanding option award held by the named executive officer with respect to 100% of the then unvested shares subject to each such option award; and (b) extend the post-termination exercise period to 12 months from the date of termination (or earlier normal expiration of the option).
The definitions of "Change in Control" in the Severance Plan and in the LTIP for purposes of the option award agreements are substantially similar to those definitions in Dr. Schenk's Employment Agreement described above, except that similar transactions with respect to PBI are not included.
"Cause" is defined in the option award agreements as (a) the willful breach, habitual neglect or poor performance of job duties and responsibilities; (b) conviction (or entry of a guilty plea or plea of nolo contendre) of any crime, excluding minor traffic offenses; (c) commission of an act of dishonesty or breach of fiduciary duty; (d) commission of a material violation of any of the Company's personnel policies; or (e) any act or omission which is contrary to the business interest, reputation or goodwill of the Company.
The definition "Good Reason" in the option award agreements are substantially similar to that definition in Dr. Schenk's Employment Agreement described above.
"Triggering Event" is defined in the Severance Plan as (a) an Involuntary Termination, (b) Relocation, or (c) Significant Reduction in Scope or Base Compensation, in each case to the extent occurring on or before December 31, 2015, defined as follows: "Involuntary Termination" is defined as a termination by PBI of the named executive officer due to a business condition; "Relocation" is defined as a material change in the geographic location at which the named executive officer is required to perform services, which is defined as including a relocation that increases his one-way commute by at least 30 miles or relocation that requires him to move his home to a new location more than 30 miles from his current home; and "Significant Reduction in Scope or Base Compensation" is defined as material diminution in the named executive officer's authority, duties or responsibilities or a material diminution in his base compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2014, regarding securities of the Company that may be issued under our equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)

Equity Compensation Plans Approved by Shareholders (1)	2,612,080	$13.13	2,868,678
Equity Compensations Plans Not Approved by Shareholders	n/a	n/a	n/a

Total	2,612,080	$13.13	2,868,678

(1)	Represents options outstanding (column (a)) and shares available for future issuance (column (c)) under our LTIP.

(2)
Represents shares available for issuance under our LTIP that may be granted in the form of options, stock appreciation rights, restricted shares, restricted share units, performance awards and other share-based awards. This number of shares is reduced by 1.5 shares for each share that may be issued under an award other than an option or stock appreciation right.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.
The primary purpose of the Audit Committee is to oversee the Company's financial reporting processes on behalf of our Board. The Audit Committee's functions are more fully described in its charter, which is available on our website at http://ir.prothena.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2014.
The Audit Committee reviewed and discussed with KPMG LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees" as adopted by the Public Company Accounting Oversight Board (the "PCAOB"). In addition, the Audit Committee discussed with KPMG LLP their independence, and received from KPMG LLP and reviewed the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP's audit of such financial statements.
Based on these reviews and discussions, the Audit Committee recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the U.S. Securities and Exchange Commission.

Shane M. Cooke, Chairman
Richard T. Collier
Christopher S. Henney

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Described below are transactions since the beginning of our fiscal year 2014, or currently proposed transactions, in which the Company is a participant and:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our executive officers or directors (or nominees for director) or any beneficial owner of more than 5% of our ordinary shares, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Director and Executive Officer Indemnification Arrangements
Our Memorandum and Articles of Association contains provisions that require we indemnify our directors, officers and executives against all costs, charges, losses, expenses and liabilities incurred by them the execution of their duties or in relation thereto, and to advance expenses (including attorneys' fees) incurred in defending any action, suit or proceeding for which indemnification would be allowed, all to the extent permissible under Irish law. In addition, the Company has entered into a deed of indemnification agreement with each of its directors and executive officers that provides for indemnification of that director and/or executive officer against certain claims that arise by reason of their status or service as a director or executive officer. The Company purchases directors and officers liability insurance to cover its indemnification obligations to its directors and executive officers as well as to cover directly certain claims made against its directors and executive officers.
Separation from Elan
For purposes of the separation of our business (the "Prothena Business") from Elan Corporation, plc ("Elan"), governing the ongoing relationship between Elan and us after the separation and distribution and providing for an orderly transition, we and Elan entered into certain agreements in 2012, some of which were in effect during our fiscal year 2014. The terms of each of these agreements were negotiated with Elan while certain of our subsidiaries were each wholly-owned subsidiaries of Elan and thus, the transactions contemplated by these agreements are considered transactions with related persons.
Pre-Demerger Restructuring Transactions
Prior to the effective time of the separation of the Prothena Business from Elan and pursuant to a series of internal reorganization transactions between and among Elan and certain of its subsidiaries which remained with Elan following the separation and distribution, on the one hand, and certain of our subsidiaries, on the other hand, Elan allocated, assigned and transferred, or caused to be allocated, assigned and transferred, to our subsidiaries the assets and liabilities that comprise our business.
Amended and Restated Intellectual Property License and Contribution Agreement
Pursuant to an Amended and Restated Intellectual Property License and Contribution Agreement, as amended, Elan, Crimagua Limited ("Crimagua"), Elan Pharma International Limited ("EPIL") and Elan Pharmaceuticals, Inc. ("EPI") (collectively, the "Elan Parties") conveyed ownership of patents, patent applications, biological materials, chemical materials and other intellectual property to Neotope Biosciences Limited (a wholly-owned subsidiary of Prothena, now named Prothena Biosciences Limited, or "PBL") relating to (i) NEOD001 compositions and methods (including U.S. Patent Nos. 7,928,203, 8,268,973, 8,404,815, and 8,124,081) and (ii) immunotherapeutic approaches targeting various misfolding proteins, including synuclein, AA amyloid, AL amyloid, type 2 diabetes targets and other targets, but specifically excluding amyloid beta peptide (including U.S. Patent Nos. 7,919,088, 8,092,801, 8,147,833, 8,609,820 and 8,506,959). The Elan Parties also conveyed to PBL any liabilities relating to the assets so conveyed, subject to the terms of the Demerger Agreement described below, including Elan’s agreement in the Demerger Agreement to pay a portion of the Trade Payables as described below.
In addition, under this agreement, the Elan Parties licensed to PBL, on an exclusive, fully paid, perpetual, irrevocable (except as may be terminated as described below) and royalty free basis (with the right to grant sublicenses), to conduct research and development activities and to make, have made, use, offer for sale, sell and import products solely for the Projects (as described below) under (i) patent rights relating to synuclein antibodies, synuclein immunogens and synuclein animal models, or Synuclein Patent Rights, and (ii) biological material relating to synuclein antibodies, control antibodies and reagents as scheduled in the agreement, or Specified Biological Material. "Projects" means research, development and commercialization activities directed to the use, in the diagnosis, prevention and treatment of diseases, of active and passive immunotherapeutic approaches directly targeting certain targets named in the agreement (including, among others, synuclein, tau and certain targets relating to type 2 diabetes, but not amyloid beta peptide).

This agreement provides for the termination of the licenses from the Elan Parties to PBL under (i) certain of the Synuclein Patent Rights and (ii) the Specified Biological Material with respect to any Projects that are “inactive” (i.e. Projects which Prothena has funded at an average annual rate of less than $75,000 over a period of two calendar years, including both internal and external expenditures in the aggregate).
This agreement also provides for the sublicense from the Elan Parties to PBL, on a paid-up, worldwide, exclusive basis (with the right to grant sublicenses) solely for the Projects, to make, use, offer for sale, sell and import products under rights in identified patents and patent applications owned by Janssen Alzheimer Immunotherapy ("Janssen AI"), that relate to immunotherapeutic approaches targeting misfolding proteins. The term of the sublicense to PBL is co-extensive with the expiration of the patent term of the sublicensed patents. Under Elan's agreement with Janssen AI, Janssen AI granted a paid-up, worldwide, exclusive license (with the right to grant sublicenses) to Crimagua and any affiliate designated by Crimagua, under certain patents and patent applications owned by Janssen AI, solely for purposes outside the field of treatment and/or prevention of human neurodegenerative conditions associated with beta amyloid deposition; the Elan Parties in turn sublicense to PBL, on an a paid-up, worldwide, exclusive basis (with the right to grant sublicenses) the patents and patent applications licensed from Janssen AI. In the event that patents issue under certain of the patent applications owned by Janssen AI that solely contain claims outside the field of treatment or prevention of human neurodegenerative conditions associated with beta amyloid deposition, Elan's agreement with Janssen AI provides that ownership of the issued patents will be conveyed by Janssen AI to Elan or its designated affiliate; the Elan Parties in turn convey ownership of any such issued patents to PBL.
This agreement clarifies (as described above) the assets contributed and licenses granted by EPIL to an affiliate of PBL in 2010, in exchange for shares in such affiliate, which assets and licenses were immediately thereafter assigned by such affiliate to PBL in exchange for shares in PBL with a value equal to approximately $1.8 million.
Intellectual Property License and Conveyance Agreement
Pursuant to an Intellectual Property License and Conveyance Agreement, in exchange for $375,000, EPIL and EPI (collectively, the "EP Parties") conveyed ownership of patents, patent applications, biological materials, chemical materials and other intellectual property to PBL relating to (i) immunotherapeutic approaches targeting melanoma cell adhesion molecule, or MCAM, and certain other targets and (ii) certain small molecules targeting synuclein. PBL also assumed any liabilities relating to the assets acquired under the agreement, subject to the terms of the Demerger Agreement, including Elan’s agreement in the Demerger Agreement to pay a portion of the Trade Payables as described below.
In addition, under this agreement, the EP Parties licensed to PBL, on an exclusive, fully paid, perpetual, irrevocable (except as may be terminated as described below) and royalty free basis (with the right to grant sublicenses), to conduct research and development activities and to make, have made, use, offer for sale, sell and import products solely for the Additional Projects (as described below) under (i) Synuclein Patent Rights and (ii) compounds and biologic material relating to synuclein antibodies, control antibodies and reagents as scheduled in the agreement, or Specified Material. "Additional Projects" means research, development and commercialization activities directed to the use, in the diagnosis, prevention and treatment of diseases, of (i) active and passive immunotherapeutic approaches directly targeting MCAM, Laminin, advanced glycation end products, and damaged myelin and (ii) small molecule compounds that target synuclein and are identified in the agreement.
 This agreement provides that for the termination of the licenses from the EP Parties to PBL under (i) certain of the Synuclein Patent Rights and (ii) Specified Material with respect Additional Projects that are "inactive" (i.e. Additional Projects which Prothena has funded at an average annual rate of less than $75,000 over a period of two calendar years, including both internal and external expenditures in the aggregate).
Demerger Agreement
We entered into a Demerger Agreement with Elan that sets forth the principal actions required in connection with the separation and distribution. It also sets forth other agreements that govern certain aspects of our relationship with Elan following the separation and distribution.
Transfer of Prothena Business
The Demerger Agreement transferred the entire outstanding share capital of PBL to us in consideration for the allotment of 99.99% of our outstanding shares to Elan’s shareholders, so that each of Elan and us ultimately retained the assets of, and the liabilities associated with, our respective businesses.

The Distribution
The Demerger Agreement governed the rights and obligations of Elan and us regarding the separation and distribution and the allotment and issuance of 99.99% of our outstanding shares to Elan's shareholders.
Representations and Warranties
Except as expressly set forth in the Demerger Agreement, neither we nor Elan made any representation or warranty in connection with the separation and distribution.
Releases
Except as otherwise provided in the Demerger Agreement, each party released and forever discharged the other party and its respective subsidiaries and affiliates from all (a) liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the distribution date and (b) liabilities specifically assumed by a party pursuant to the Demerger Agreement. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation pursuant to the Demerger Agreement.
Certain Payables and Accruals
The Demerger Agreement obligated Elan to pay 50% of all trade payables and operating accruals ("Trade Payables") and 100% of all payroll and bonus accruals that were incurred by Prothena through the effective date of the distribution.
Indemnification
The Demerger Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the Prothena Business with us and financial responsibility for the obligations and liabilities of Elan’s business with Elan, including indemnification of Prothena by Elan of any liabilities arising out of the litigation involving the Alzheimer’s Institute of America that was previously dismissed with prejudice and pending appeal.
Further Assurances
To the extent that any transfers contemplated by the Demerger Agreement were not consummated on the distribution date, the Demerger Agreement provides that the parties would cooperate to effect such transfers as promptly as practicable thereafter. In addition, each of the parties agreed to cooperate with each other and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Demerger Agreement.
Exchange of Information
The Demerger Agreement provides that we and Elan will exchange certain information reasonably required to comply with reporting, filing, audit, litigation, regulatory and other obligations, subject to certain exceptions.
Confidentiality
Each party agrees to treat as confidential and not disclose confidential information of the other party except in specific circumstances identified in the separation agreement.
Legal Matters
In general, the Demerger Agreement provides that, effective upon the separation and distribution, each party to the Demerger Agreement will assume liability for all pending and threatened legal matters related to its own business or assumed or retained liabilities and would indemnify the other party for any liability to the extent arising out of or resulting from such assumed legal matters. Each party will cooperate in defending any claims against the other for events that took place prior to, on or after the date of the separation of the Prothena Business from Elan.
Business Opportunities
The Demerger Agreement provides that neither we nor Elan nor our respective affiliates have any duty to refrain from engaging in similar activities or lines of business or doing business with suppliers or customers, and both we and Elan acknowledge that neither of us have any duty to communicate or offer any business opportunities to the other.

Dispute Resolution
In the event of a dispute relating to the Demerger Agreement between us and our subsidiaries and other affiliates, on the one hand, and Elan and its other subsidiaries and other affiliates, on the other hand, the Demerger Agreement provides for the following procedures:

•	first, the parties will use commercially reasonable efforts to resolve the dispute through negotiations between our representatives and Elan's representatives;

•	if negotiations fail, then the parties will attempt to resolve the dispute through non-binding mediation; and

•	if mediation fails, then the parties may seek relief in any court of competent jurisdiction.
Contractual Restrictions
Until December 31, 2014, neither we nor Elan were permitted to solicit each other's employees for employment without the other's consent.
Expenses
Except as expressly set forth in the Demerger Agreement, all fees and expenses incurred in connection with the separation from Elan are paid by the party incurring such fees or expenses.
Subscription and Registration Rights Agreement
Prior to consummation of the separation and distribution, and as a condition to such completion, we, Elan and Elan Science One Limited, a wholly-owned subsidiary of Elan ("Subscriber"), entered into a Subscription and Registration Rights Agreement. This agreement set forth certain terms and conditions related to the subscription for 18% of our outstanding ordinary shares (as calculated immediately following the consummation of such subscription) by Subscriber immediately following the separation and distribution and concerning the rights of the parties in respect of such ownership from and after the separation and distribution.
Subscription
Immediately following consummation of the separation and distribution, Subscriber subscribed, we issued to Subscriber, ordinary shares of Prothena, representing approximately 18% of our outstanding ordinary shares (as calculated immediately following the consummation of such subscription), for a cash payment of $26.0 million.
Registration Rights
Subscriber was entitled to customary demand registration rights, provided, however, that Subscriber could not initiate more than six requests to exercise its demand registration rights (which include any shelf underwritten offerings) in the aggregate. Withdrawn requests were to not count toward the total of six requests if certain conditions were satisfied. If Prothena was eligible to do so, the purchasing entity could request that it file an automatic shelf registration statement.
In addition, Subscriber was entitled to customary piggyback registration rights, pursuant to which it could request that its shares be included in any offering of securities of the same class that we initiated in our own right or on behalf of another shareholder.
Voting
Subscriber agreed to vote our ordinary shares that Subscriber was allotted and issued immediately after the separation and distribution in proportion to the votes cast by our other shareholders. In connection with such agreement, Subscriber granted us a proxy to vote our ordinary shares held by Elan in such proportion. This proxy, however, was automatically revoked as to a particular share upon any sale or transfer of such share from Subscriber to a person other than Elan or any of Elan’s subsidiaries.
DTC Eligibility
We agreed to use our reasonable best efforts to take such other steps as were requested by Subscriber so as to allow Subscriber to hold its shares in book-entry form and eligible for the depository and book-entry transfer services of The Depository Trust Company.

Term and Termination
Except with respect to the indemnification obligations set forth therein, which survive the termination, the Subscription and Registration Rights Agreement was to terminate upon the registration or other sale, transfer or disposition of all our ordinary shares subscribed for pursuant to the Subscription and Registration Rights Agreement to a party other than Elan or any of its subsidiaries.
The Subscription and Registration Rights Agreement so terminated in 2014, when Subscriber's ordinary shares in Prothena were registered and sold by Subscriber.
Tax Matters Agreement
We entered into a Tax Matters Agreement with Elan under which tax liabilities relating to taxable periods before and after the separation and distribution will be computed and apportioned between the parties, and responsibility for payment of those tax liabilities (including any taxes attributable to the separation and distribution) will be allocated between us. Furthermore, this agreement sets forth the rights of the parties in respect of the preparation and filing of tax returns, the handling of audits or other tax proceedings and assistance and cooperation and other matters, in each case, for taxable periods ending on or before or that otherwise include the date of the separation and distribution.
Research and Development Services Agreement
In 2012 (as amended in 2013), we entered into a Research and Development Services Agreement with Elan, pursuant to which we agreed to provide certain research and development services to Elan. This agreement, among other things, sets out the scope of the services, the consideration to be paid for the services and the general principles around ownership of intellectual property as it relates to the services. The agreement had a term of two years. Either party was entitled to terminate the agreement at any time by notice in writing to the other party if there was an uncured material breach by the other party or if the other party became insolvent or if the other party was in breach of any of its confidentiality obligations under the agreement. The services provided for under the agreement included support for the ELND005 program (which include the provision of expert advice and opinion in the areas of nonclinical safety/toxicology and pharmacology, regulatory support for nonclinical sections of pertinent documents, conducting and interpreting externally conducted nonclinical studies, and support in respect of the identification and maintenance of nonclinical expert advisors as required). These services were substantially similar to research services performed by us for Elan prior to the separation and distribution.
The payment terms of this agreement provided that Elan would pay us (i) a fixed charge of $500,000 per year based on a charge for two Prothena employees providing the services at a rate of $250,000 each per annum, (ii) a variable charge of $250,000 per year for any additional Prothena employee that provides services for such year (calculated pro rata based on the number of days the Prothena employee provides services in such year), if the $500,000 fixed charge has been paid in any year, (iii) research costs including direct overheads, and (iv) a mark-up of 10% applied to the fixed charge, variable charge (if any) and research costs such that the total payment reflected a cost-plus standard. The research costs included a fixed monthly charge to account for lab space and capital equipment used by Elan, for so long as Elan used such lab space and capital equipment. The payments were to be made on a monthly basis.
This agreement expired under its terms in 2014.
Policies and Procedures on Transactions with Related Persons
The Company has adopted written policies and procedures for the review and approval or ratification of any transaction constituting a transaction with a related person as defined under Item 404(a) of Regulation S-K under the Securities Act (a "Related Party Transaction"). Subject to certain exceptions, Item 404(a) defines a Related Party Transaction as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which the Company was, is or will be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest. A related person is (a) any director (or nominee for director) or executive officer of the Company, (b) any beneficial owner of more than 5% of the Company's ordinary shares, or (c) certain "immediate family members" of such director (or nominee for director), executive officer or beneficial owner.
Under our written policies and procedures for Related Party Transactions, which were approved by our Board, all proposed Related Party Transactions (which includes a proposed material modifications to previously approved Related Party Transactions) must be reviewed and approved or ratified by the Audit Committee of our Board, although (a) the Chairman of the Audit Committee may approve a Related Party Transaction if it is not practical for the Committee to do so, subject to subsequent ratification by the Audit Committee, (b) if the Related Party Transaction relates to compensation of a director or executive officer, it must be reviewed and approved or ratified by the Compensation Committee of our Board, and (c) the Board

may approve or ratify a Related Party Transaction by an affirmative vote of a majority of directors who do not have an director indirect material interest in the Related Party Transaction). Prior to approval or ratification of a proposed Related Party Transaction, the Audit Committee considers all relevant facts and circumstances including, but not limited to, the financial and others terms and whether such terms, taken as a whole, are no less favorable to the Company than could be obtained in an arms-length transaction with an unrelated third party. All of our Related Party Transactions since the beginning of our fiscal year 2014 were reviewed and approved or ratified in accordance with these written policies and procedures.

ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, is being mailed with this Proxy Statement to those shareholders that receive this Proxy Statement in the mail. Shareholders that receive the Notice of Internet Availability of Proxy Materials can access our Annual Report on Form 10-K for 2014 at www.proxyvote.com, which does not have "cookies" that identify visitors to the site.
Our Annual Report on Form 10-K for our fiscal year 2014 has also been filed with the SEC. It is available free of charge at the SEC's website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Company Secretary, Prothena Corporation plc, 25-28 North Wall Quay, Dublin 1, Ireland.

By Order of the Board of Directors

Yvonne M. Sheehy
Company Secretary

April 2, 2015

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M88846-P58695

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROTHENA CORPORATION PLC (the "**Company**")

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a) Shane M. Cooke	☐	☐	☐
1b) Lars G. Ekman	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual General Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be shareholder(s) of Prothena Corporation plc (the "**Company**"). If you wish to appoint a person other than the individuals designated herein, please contact the Secretary of the Company and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be voted. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a shareholder from attending and voting at the Annual General Meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Combined Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M88847-P58695

PROTHENA CORPORATION PLC
Annual General Meeting of Shareholders
May 21, 2015 8:00 A.M., Local Time
This proxy is solicited by the Board of Directors

The undersigned having received the notice of the Annual General Meeting of Shareholders of Prothena Corporation plc (the "**Company**"), to be held on May 21, 2015, at 8:00 A.M., Local Time, at The Shelbourne Hotel, 27 St. Stephen's Green, Dublin 2, Ireland, and the proxy statement, appoints Dr. Lars G. Ekman and Ms. Yvonne M. Sheehy, and each of them acting individually, as the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the ordinary shares of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the Annual General Meeting and at any adjournment or postponement thereof, and the undersigned directs that this proxy be voted as specified herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES NAMED IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH SHARES.

Continued and to be signed on reverse side